Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Revenues:
Electric	$1,218	$1,396	$2,400	$2,619
Natural gas	161	167	535	529
Total operating revenues	1,379	1,563	2,935	3,148
Operating Expenses:
Fuel	102	186	262	374
Purchased power	136	142	292	305
Natural gas purchased for resale	44	51	205	222
Other operations and maintenance	450	439	867	870
Depreciation and amortization	249	238	497	472
Taxes other than income taxes	118	122	244	247
Total operating expenses	1,099	1,178	2,367	2,490
Operating Income	280	385	568	658
Other Income, Net	36	29	65	52
Interest Charges	97	100	194	201
Income Before Income Taxes	219	314	439	509
Income Taxes	39	74	66	116
Net Income	180	240	373	393
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$179	$239	$370	$390

Earnings per Common Share – Basic	$0.73	$0.98	$1.51	$1.60

Earnings per Common Share – Diluted	$0.72	$0.97	$1.50	$1.59

Weighted-average Common Shares Outstanding – Basic	245.6	243.7	245.3	243.3
Weighted-average Common Shares Outstanding – Diluted	247.2	245.8	246.8	245.1

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$6	$16
Accounts receivable - trade (less allowance for doubtful accounts)	461	463
Unbilled revenue	326	295
Miscellaneous accounts receivable	91	79
Inventories	433	483
Current regulatory assets	107	134
Other current assets	90	63
Total current assets	1,514	1,533
Property, Plant, and Equipment, Net	23,479	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	783	684
Goodwill	411	411
Regulatory assets	1,175	1,127
Other assets	741	650
Total investments and other assets	3,110	2,872
TOTAL ASSETS	$28,103	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$336	$580
Short-term debt	999	597
Accounts and wages payable	593	817
Current regulatory liabilities	156	149
Other current liabilities	668	544
Total current liabilities	2,752	2,687
Long-term Debt, Net	8,222	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,758	2,666
Regulatory liabilities	4,768	4,637
Asset retirement obligations	667	627
Pension and other postretirement benefits	539	558
Other deferred credits and liabilities	464	408
Total deferred credits and other liabilities	9,196	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,649	5,627
Retained earnings	2,161	2,024
Accumulated other comprehensive loss	(21)	(22)
Total Ameren Corporation shareholders’ equity	7,791	7,631
Noncontrolling Interests	142	142
Total equity	7,933	7,773
TOTAL LIABILITIES AND EQUITY	$28,103	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$373	$393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	494	463
Amortization of nuclear fuel	33	48
Amortization of debt issuance costs and premium/discounts	9	11
Deferred income taxes and investment tax credits, net	54	81
Allowance for equity funds used during construction	(13)	(14)
Stock-based compensation costs	10	10
Other	(5)	11
Changes in assets and liabilities	(76)	(183)
Net cash provided by operating activities	879	820
Cash Flows From Investing Activities:
Capital expenditures	(1,125)	(1,112)
Nuclear fuel expenditures	(25)	(16)
Purchases of securities – nuclear decommissioning trust fund	(96)	(129)
Sales and maturities of securities – nuclear decommissioning trust fund	95	122
Purchase of bonds	(97)	—
Proceeds from sale of remarketed bonds	97	—
Other	(3)	6
Net cash used in investing activities	(1,154)	(1,129)
Cash Flows From Financing Activities:
Dividends on common stock	(233)	(223)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	401	21
Maturities of long-term debt	(329)	(323)
Issuances of long-term debt	450	853
Issuances of common stock	37	40
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(4)	(9)
Net cash provided by financing activities	290	337
Net change in cash, cash equivalents, and restricted cash	15	28
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of period	$122	$96